Exhibit 99.1

Contact: Jeff Gendell, CEO
IES Holdings, Inc. 713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Acquires K.E.P. Electric

HOUSTON—November 5, 2020—IES Holdings, Inc. (or “IES”) (NASDAQ: IESC) announced today that it has acquired K.E.P. Electric, Inc. (“KEP”), a Batavia, OH-based electrical contractor specializing in the design and installation of electrical systems for single-family housing and multi-family developments. KEP, with four offices serving customers in Ohio and Kentucky, had revenue of approximately $30 million in calendar year 2019. KEP will become part of IES’s Residential segment and operate under the KEP name.

Dwayne Collier, President of IES’s Residential segment, said, “The acquisition of KEP continues our strategy to partner with proven management teams and expand into attractive growth markets. Kevin Padgett, KEP’s founder and President, has built a strong business with a customer-centric focus on quality and execution. I am pleased to welcome Kevin and KEP’s over 80 team members to IES and we are excited to partner with the entire KEP team to take advantage of the growing markets in Greater Cincinnati, Columbus, Dayton, Kentucky and beyond.”

Kevin Padgett added, “After more than 25 years as a family-owned business, we are pleased to continue to drive our business and expand our market presence with the support of KEP’s dedicated team and IES’s financial and operational resources. We are excited to be a part of the IES family and join a company that shares our same long-term commitment to employees and customers.”

ABOUT IES HOLDINGS, INC.

IES is a holding company that owns and manages operating subsidiaries that provide electrical contracting and other infrastructure services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our approximately 5,500 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

ABOUT IES RESIDENTIAL

IES’s Residential segment provides electrical installation services for single-family housing and multi-family apartment complexes. For more information about IES Residential, please visit www.iesresidential.com.

ABOUT K.E.P. ELECTRIC, INC.

KEP, established in 1994, is a single-family and multi-family electrical contractor with operations in the Midwest, including Ohio and Kentucky. For more information about KEP, please visit www.kepelectric.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2019 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under “Investor Relations.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.